                                 EXHIBIT 10.25

                                      to

                                PHAMIS, INC.'s

                                 ANNUAL REPORT

                                      on

                                   FORM 10-K




"XXXXXXX" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                 EXHIBIT 10.25
                             AMENDMENT NUMBER FOUR
                                       TO
                     TANDEM ALLIANCE AGREEMENT NUMBER 7467


     This Amendment (the "Amendment") to that certain Tandem Alliance Agreement dated December 7, 1994 (the "Agreement"), is made and entered into by and between Tandem Computers Incorporated, a Delaware corporation having its principal place of business at 10435 North Tantau Avenue, Cupertino, California, 95014 ("Tandem") and PHAMIS, Incorporated, a Washington corporation having its principle place of business at 1001 Fourth Avenue Plaza, Suite 1500, Seattle, Washington, 98154-1144 ("PHAMIS").

                                    RECITALS

     WHEREAS, the Agreement and its related Exhibits and amendments are due to expire on January 31, 1997, and

     WHEREAS, Tandem and PHAMIS wish to extend the Agreement, with the modifications set forth in the attachments hereto, for an additional five-year period,

     NOW, THEREFORE, in consideration of the mutual promises, obligations and agreements herein, the parties hereby agree as follows:

     1. The current Exhibit B3, Mandatory Software Sublicensing Terms, shall be deleted in its entirety and the attached Exhibit B3 substituted therefor.

     2. The current Exhibit B4 of the Agreement shall be deleted in its entirety and the attached Schedule TA-SC and Exhibit B4 substituted therefor.

     3. Alliance Member selects Discount Level 6, which represents an annual purchase level of $XXXXXX and a discount of XX% for Hardware and One-Time License Charges and XX% for Monthly License Charges.

     4. A new Schedule TA-D, Alliance Member Hardware Product Services Agreement, is hereby added.

     5. The new expiration date of the Agreement will be January 31, 2002.

     Other than as specifically stated above and in the attachments, all other terms and conditions of the Agreement remain unchanged.

PHAMIS, INCORPORATED                TANDEM COMPUTERS INCORPORATED

By:  /s/ Frank T. Sample             By:  /s/ June R. Klein
    --------------------                  -----------------
Name:  Frank T. Sample               Name:  June R. Klein
       ----------------                     -------------

Title: President & CEO               Title: Region Controller
       ---------------                      -----------------

Date:  March 12, 1997                Effective Date:  February 1, 1997
       --------------                                 ----------------

                                   EXHIBIT B3

                     MANDATORY SOFTWARE SUBLICENSING TERMS

1. Grant. [Alliance Member] hereby grants Customer a non-transferable, non-
   -----
exclusive license, without right to sublicense, to use the software developed or acquired by Tandem Computers Incorporated ("Tandem") and delivered to Customer under this Sublicense Agreement ("Software"), exclusively on the Tandem computer system owned, possessed and operated by Customer and specified in [Alliance Member]'s invoice ("Designated System"). No source code or license to use source code is provided hereunder. Software includes the programs delivered to Customer, all related documentation and any update, revision, translation, adaptation, modification, derivation or copy of the foregoing. Software does not include software delivered to Customer with a shrink-wrap license. As to such licenses, Customer agrees to be bound by the terms set forth therein, unless it notifies [Alliance Member] of any objections and returns the software within 10 days of receipt thereof.

2. Use. Customer will use the Software only in its or its permitted users' own
   ---
internal business operations. Customer will not permit any other person to use the Software, except to enter or retrieve information in the ordinary course of processing transactions. If the Designated System becomes temporarily inoperable due to natural disaster, accident or other cause beyond Customer's control, Customer may use the Software on another Tandem computer until the Designated System becomes operable. Customer may make two back-up copies of the Software upon which it will reproduce all confidentiality and proprietary notices. Customer will not otherwise copy, translate, modify, adapt, decompile, disassemble or reverse engineer the Software.

3. Ownership. Title to the Software and all patents, copyrights, trademarks,
   ---------
mask works, circuit layout rights, design rights, trade secrets and other proprietary rights in or related to the Software are and will remain the exclusive property of Tandem or its licenser, whether or not specifically recognized or perfected under the laws of the country where the Software is located. Customer will not take any action that jeopardizes such proprietary rights nor will it acquire any right in the Software, except the limited use rights specified herein.

4. Confidentiality. The Software incorporates confidential and proprietary
   ---------------
information developed or acquired by Tandem. Customer will protect the confidentiality of the Software and all such information with the same degree of care as it employs to protect its own confidential and proprietary information, but at least with a reasonable degree of care. Customer will not allow the removal or defacement of any confidentiality or proprietary notice placed on the Software, which notice will not constitute publication or otherwise impair the Software's confidential nature. Tandem will protect the confidentiality of Customer's confidential information with which it may come into contact with the same degree of care as it employs to protect its own confidential and proprietary information, but at least with a reasonable degree of care. Neither party will have confidentiality obligations with respect to any confidential or proprietary information incorporated which (i) was in its lawful possession prior to receipt of such confidential information without any obligation to keep it confidential, (ii) is later lawfully obtained by it from a third party under no obligation of secrecy, (iii) is independently developed by it or (iv) is, or later becomes, available to the public through no act or failure to act by it. Neither party will disclose confidential information to any person, except to those of its employees, agents or consultants who require access in the course of its internal business. Before disclosure to such parties, Customer will state in writing that such employees, agents or consultants expressly: (i) recognize Tandem's or its licenser's confidential and proprietary rights in the Software,
(ii) agree to comply with the use, ownership, confidentiality and export control restrictions applicable to the Software, and (iii) acknowledge Tandem's, its licenser's and [Alliance Member]'s right to enforce these restrictions, in each case in writing . The parties will be liable for non-compliance by their respective agents and contractors to the same extent it would be liable for non-compliance by its employees.

5. NO WARRANTIES; LIMITATION ON DAMAGES. THIS SUBLICENSE AGREEMENT DOES NOT
   ------------------------------------
INCLUDE ANY WARRANTIES, EXPRESS OR IMPLIED, BY OR ON BEHALF OF TANDEM OR ANY ENTITY GRANTING TANDEM LICENSE RIGHTS TO THE SOFTWARE. IN NO EVENT WILL TANDEM OR ITS LICENSER (A) BE LIABLE FOR ANY SPECIAL, PUNITIVE, MORAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING, BUT NOT LIMITED TO, LOST PROFIT OR DATA OR (B) INCUR AGGREGATE LIABILITY IN ANY ACTION OR PROCEEDING WHICH EXCEEDS THE TOTAL AMOUNT ACTUALLY PAID TO TANDEM BY ALLIANCE MEMBER FOR THE SOFTWARE THAT DIRECTLY CAUSED THE DAMAGE.

6. Termination. This Tandem Software Sublicense Agreement may be terminated with
   -----------
30 days prior written notice upon violation by Customer of any terms or conditions of this Tandem Software Sublicense Agreement. During the 30-day notice period, Customer will immediately cease any and all activity which is in violation of the Tandem Software Sublicense Agreement and may attempt to cure such violation. In the event a cure is adequately effected, in Tandem's opinion, no termination will occur as a result thereof. Notwithstanding the foregoing, nothing in this Tandem Software Sublicense Agreement shall be construed to limit or delay Tandem's rights to seek immediate injunctive relief for any breach or violation hereof by Customer.

7. Export Controls. The confidential information of Tandem, and all related
   ---------------
technical documents and materials are subject to export controls under the U.S. Export Administration Regulations and related U.S. laws. Customer will (i) comply strictly with all legal requirements established under these controls,
(ii) cooperate fully with Tandem in any official or unofficial audit or inspection that relates to these controls and (iii) not export, re-export, divert, transfer or disclose, directly or indirectly, any Software, confidential information of Tandem, or related technical documents and materials or any direct product thereof to any country (or to any national or resident thereof) which the U.S. Government determines from time to time is a country (or end-user) to which such export, re-export, diversion, transfer, or disclosure is restricted, without obtaining the prior written authorization of Tandem and the applicable U.S. Government agency. If Customer is located outside the United States, see Attachment A for the list of export-restricted countries.

8. Assignment; Enforcement. Customer may not assign, delegate or otherwise
   -----------------------
transfer the Software, this Sublicense Agreement or any of its rights or obligations without Tandem's and [Alliance Member]'s prior approval. Any assignment, delegation or transfer which violates the foregoing will be void. If [Alliance Member] ceases to be Tandem's authorized value-added reseller for any reason, then [Alliance Member]'s rights against Customer may be assigned to Tandem or its designee. Customer hereby consents to any such assignment and, at Tandem's request, will execute any instrument which may be required to perfect the assignment. The provisions of this Sublicense Agreement are intended to inure to the benefit of Tandem and its licenser. Tandem or its licenser has the right to enforce these provisions directly against Customer, whether in Tandem's, its licenser's or [Alliance Member]'s name, and Tandem and its licenser accept this right.

                                 SCHEDULE TA-SC

                        ADDITIONAL TERMS AND CONDITIONS

A.  SPECIAL TERMS AND CONDITIONS APPLICABLE TO KAISER HOSPITALS:

  1. Tandem will act as the Project Manager on all sales to Kaiser Hospitals in Northern California. Tandem Hardware purchases and Software Initial License Fees for Kaiser Hospitals in Northern California will pass through Tandem.

  2. Tandem will use best efforts to encourage Kaiser Hospitals in Portland, Oregon to purchase and license Tandem Products directly through Alliance Member when such purchases and licenses are associated with Alliance Member's Application Software. Alliance Member's then-current discounts will apply to such orders.

B.  SERVICES PROVIDED FOR SUPPORT CHARGES:

  1. In consideration of payment of annual Support Charges, as noted in Exhibit B4, Alliance Member will be entitled to receive Support Center Assistance coverage on Current Products only for its Customers with Himalaya System Software. Alliance Member will act as the focal point for Customer's calls for service. If Alliance Member determines that the service is related to Tandem's Software, corrective Service will be furnished to Alliance Member via Tandem or the Tandem NonStop Support Center ("TNSC") and will include action to verify the existence of a defect, determine the severity or impact of the defect, and determine conditions under which the defect may recur. During such verification, Tandem may request further information about the defect from Alliance Member. After such information is provided to enable Tandem to duplicate or verify the defect, Tandem will:

     a. for a Critical Defect (a defect is critical when Customer's application is down or is at high risk, business functions cannot be conducted, or Customer is experiencing continual failures or data corruption as a result of the defect), provide Service via phone or fax from the TNSC 24 hours a day, 7 days a week, excluding national holidays. Tandem will use commercially reasonable efforts to provide a temporary solution of or workaround to the defect. Except for workstation Software, Tandem will generally commence action during the initial contact and provide on-site assistance to Alliance Member location when deemed necessary by Tandem and Alliance Member, at Alliance Member's expense per the terms of Section 4.3 of Schedule TA-B of the Agreement; or

     b. for a non-critical defect or any defect in workstation Software, provide Service via phone from the TNSC between the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, excluding national holidays ("Standard Work-Shift Hours"). Calls for non-critical defects or defects in workstation Software will be accepted and logged at the time received, whether during or after Standard Work-Shift Hours. Tandem will generally commence action during the initial contact or within 4 Standard Work-Shift Hours for workstation Software. Tandem will provide either the actions set forth in 1.a, above, or a statement that the defect will be corrected in a future Release; or

     c. provide a statement to Alliance Member that the Licensed Product operates as described in Tandem's current user documentation or that the defect arises when such Product is used other than in a manner for which it was designed.

  2. Prior to contacting Tandem for corrective Service for non-critical defects, Alliance Member is responsible for:

     a. researching the Tandem database to determine if there is an interim product modification ("IPM") that will address the problem;

     b. identifying, documenting and reporting each problem with a Supported Product necessitating Service;

     c. supplying Tandem with all documentation and assistance necessary to demonstrate and allow Tandem to diagnose the problem;

     d. promptly installing each solution to such problem provided by Tandem;

     e. designating an employee and an alternate who (i) will direct all requests for information and maintenance to the TNSC, (ii) are familiar with and able to perform diagnostic tests for operation of the Supported Products, and
(iii) will provide Tandem with assistance and information necessary to demonstrate, diagnose and correct malfunctions.

     f. ensuring that Customers install and maintain a direct, dedicated telephone line that does not pass through a switch before connecting to Customer's System enabling Tandem to access the System to perform diagnostic tests.

     g. ensuring that the Customer maintain the environment of and operate each Product according to instructions furnished by the manufacturer.

  3. One copy of software media, Releases and updates to Releases, documentation and updates to documentation via CD are provided to Alliance Member.

                                   EXHIBIT B4

                           HIMALAYA K DISCOUNT TERMS

The Exhibit B4 is effective from February 1, 1997 to January 31, 1998 only.

1. APPLICABILITY. This exhibit applies only to Tandem's Himalaya K Products
   -------------
listed in the Price Guide on the Effective Date. It excludes (a) Himalaya Products currently identified by number K2, (b) NonStop Kernel Integrity FT and S4000 Products, (c) Integrity NR Products (including Integrity NR workstations and Servers), (d) Tandem Source Company Products, (e) Tandem Telecom Division Products, (f) Atalla Products, (g) Network Products (h) NT products, (i) CLX/R Products and (j) Products purchased under special promotional and trade-in programs, and (k) Himalaya S Products("Excluded Products").

2. DISCOUNTS. Tandem grants the following Discounts to Alliance Member:
   ---------

   2.1 Certain Himalaya Products. Himalaya Products currently identified by
       -------------------------
numbers K11x will receive a XX% Discount. Himalaya Products currently identified by number K12x and K2xx will receive a XX% Discount.

   2.2 Software Discounts. Software discounts apply only to One-time License
       ------------------
Charges (OLC) or Monthly License Charges (MLC).

   2.3 Himalaya K Products.
       -------------------

                        Annual Product
Discount Level   Purchase Volume (U.S. Dollars)   Hardware & OLC Software     MLC Software
--------------   ------------------------------   -----------------------     ------------
Level 1         less than $XXXX                          XX%                      XX%
Level 2         $XXXX - $XXXX                            XX%                      XX%
Level 3         $XXXX - $XXXX                            XX%                      XX%
Level 4         $XXXX - $XXXX                            XX%                      XX%
Level 5         $XXXX - $XXXX                            XX%                      XX%
Level 6         greater than $XXXX                       XX%                      XX%

   2.4    Kaiser Sales.
          ------------

   2.4.1 Customer orders in which Alliance Member is the sales lead in licensing Alliance Member Application Software to Kaiser California and Kaiser California places orders for Tandem Products directly with Tandem for Systems on which Kaiser California is operating Alliance Member's Application Software, Tandem agrees to pay Alliance Member the difference between Alliance Member's discount percentage and Kaiser California's earned discount.

   2.4.2 Payment to Alliance Member of the sum noted in 2.4.1, above, shall be due 90 days from the original shipment date of the Tandem Products shipped to Kaiser California, or within 30 days after Tandem has received payment from Kaiser, whichever is sooner. Notwithstanding the above, in any case where Alliance Member is the cause of Kaiser's failure to make timely payments to Tandem for Tandem Products shipped to Kaiser California, payment to Alliance Member shall be within 30 days after Tandem has received such delayed payment from Kaiser.

   2.4.3 All Tandem Hardware purchases and Software license fees or charges for Kaiser California that have been influenced by Alliance Member's Application Package shall accumulate toward Alliance Member's Purchase Volumes.

   2.5 NSSQL Product. The following discounts will apply to MLCs purchased by
       -------------
PHAMIS for resale to its Customers, subject to the restrictions indicated in
Section 2, below:

          TIME PERIOD            MLC DISCOUNT             # OF LICENSES
          10/96 - 12/97              XX%                    XX
          1/98 - 12/98               XX%                    XX
          1/99 - 12/99               XX%                    XX
          1/2000 - 12/2000           XX%                    XX
          1/2001>            PHAMIS' then-current level     XX
                             of discount


       The restrictions applicable to the above discounts are as
                                follows:

       2.5.1 The discounts may be applied only to NSSQL product for use on Himalaya K platforms.

       2.5.2 The licenses Tandem will sell to PHAMIS during the time period at the discounts designated above are limited to the number indicated in the column entitled "# of Licenses." NSSQL product purchased in excess of the numbers indicated above will be priced at Tandem's then-current List Price, less PHAMIS' standard Alliance Member discounts applicable to such product.

       2.5.3 The above discounts are not available when the NSSQL product is to be packaged with the PHAMIS Enterprise View(TM) product in a separate Tandem system.

       2.5.4 The above discounts are not available when the NSSQL product is to be installed on a new Tandem System; only PHAMIS' existing installations are eligible.

       2.5.5 The above discounts are available only on NSSQL product that is licensed on a per-system basis; user-based NSSQL will not be eligible for the above discounts.

       The NSSQL discounts above will survive expiration of the Agreement or any subsequent Alliance Member agreement executed by the parties.

       2.6 Remanufactured Products. For any Tandem Product classified and sold
           -----------------------
as remanufactured, Alliance Member will receive a XX% discount off of the United States list price of new products during the term of the Agreement.

       2.7 Special DS25 Promotion. Alliance Member will receive a XX% discount
           ----------------------
off of the List Price of the software packages marketed as "DS25" during the term of the Agreement.

3. SOFTWARE SUPPORT CHARGES. Support Charges (SCs) for Himalaya K Products
   ------------------------
System Software will be paid to Tandem on each anniversary date of the Effective Date of the Agreement by Alliance Member as follows:


         # of Systems Worldwide with       Annual
           Himalaya K Software          Fee to Tandem
        -----------------------------   ---------------
             X -  XX systems             $     X
            XX -  XX systems                XXXX
            XX -  XX systems               XXXXX
            XX -  XX systems               XXXXX
            XX - XXX systems               XXXXX
           XXX - XXX systems               XXXXX
                XXX+ systems               XXXXX

4. PURCHASE VOLUME COMMITMENT.
   --------------------------

  4.1  Discount Level. Alliance Member has selected the Discount Level indicated
       --------------
on the signature page of this Amendment and commits to purchase 100% of the applicable Purchase Volume during each 12-month period of the term of this Schedule (each a "Period").

  4.2.  Determination of Purchase Volume. Alliance Member's Purchase Volume
        --------------------------------
during a Period shall be the sum of the U. S. List Prices of new Products and the actual purchase prices of re-manufactured Hardware purchased during a Period, less any credit for trade-in Products ("Cumulative Prices"). Although Excluded Products do not receive Discounts, the Cumulative Prices of those Products may be included in determining actual Purchase Volume, but only if the trade-in or promotional program allows it for Excluded Products purchased under such programs.

  4.3  Exceeding Discount Level. If Alliance Member's actual Purchase Volume
       ------------------------
during a Period exceeds the Purchase Volume required for the corresponding Discount Level, Alliance Member will be assigned a new Discount Level and a corresponding Purchase Volume and Discount for the remainder of the Period.

  4.4  Renegotiation of Discount Level. Before the end of a Period, the parties
       -------------------------------
will determine a new Discount Level for the next Period based on Alliance Member's actual Purchase Volume for the preceding Period. If the parties extend the initial or any subsequent term of the Agreement, then before the extended term becomes effective they will determine a new Discount Level for such term based on Alliance Member's actual Purchase Volume for the preceding term.

5.  CO-OP ACCOUNT. In addition to the discounts offered in Section 2, Tandem
    -------------
will credit 2% of the Discounted Price of all Hardware sales paid for by Alliance Member into a cooperative account administered by Tandem or its agent ("Co-op Account"). The 2% Co-op Credit will only apply to Software for which a One-time License Fee is charged and paid for by the Alliance Member. Tandem may change its administrator at any time in its sole discretion. Neither this Agreement nor the agreement between Tandem and its administrator is intended to confer any third party beneficiary rights on Alliance Member. Co-op Account credits may be used solely for approved activities described in Tandem's Co-op Account guidelines ("Claims Administration Guide for Channel Partners"), product education and the purchase or licensing of Tandem Products to use as sales/demo equipment or development Systems, all of which enhance the marketability and/or value of Application Packages. Credits must be used within 1 year of the date first credited to the Co-op Account or they will expire. Any unapplied credits in the Co-op Account at the termination or expiration of Schedule TA-B will also expire, unless the parties renew this Schedule or enter into a new agreement within 30 days. In that event, such credits will be applied in accordance with the terms of the then current Co-op Guidelines.

6.  DISCOUNT MODIFICATIONS. With 60 days prior written notice, Tandem may alter
    ----------------------
any Discount as part of a programmatic change to Tandem Alliance Member discounts in the following situations: (i) for Products manufactured by Tandem, if Tandem reduces the List Price, provided that the new Discounted Price for Hardware will not exceed its immediately preceding Discounted Price; (ii) for Products acquired by Tandem from a third party, when Tandem determines that the alteration is necessary or appropriate.

                                 SCHEDULE TA-D

              ALLIANCE MEMBER HARDWARE PRODUCT SERVICES AGREEMENT

                                    RECITALS

A. Alliance Member may wish to be the primary interface for the hardware maintenance of Tandem equipment ("Hardware") sold by Alliance Member to customers to whom it has sold Hardware in conjunction with Alliance Member's application(s) ("Customers").

B. Alliance Member may wish to engage Tandem as a subcontractor to provide maintenance services on Hardware to Customer(s) pursuant to a contract between Alliance Member and Customer(s).

C. Tandem wishes to provide such services on the terms and conditions contained herein.

                                   AGREEMENTS

Now, therefore, in the event Alliance Member elects to be the primary interface as set forth in A, above, the parties agree as follows:

1. PROVISION OF MAINTENANCE SERVICES

   Tandem hereby authorizes Alliance Member to contract with Customers to provide maintenance for the Hardware. Alliance Member will not provide maintenance services for the Hardware except in accordance with the terms of this Agreement.

2. CONTRACT MANAGEMENT

   A. Contract Format. Alliance Member will provide such Hardware maintenance services to Customers, if at all, pursuant to a Hardware maintenance agreement ("Product Services Agreement") substantially in the form of Tandem's current end-user maintenance agreement, an example of which is attached hereto as Exhibit 1.

   B. Standard Agreements. Alliance Member will obtain an executed Product Services Agreement and Service Plan Order Form from each Customer desiring maintenance.

   C. Non-Standard Agreements. Any Product Services Agreement containing non-standard terms with respect to services to be provided will not be effective without the prior written consent of Tandem. Tandem's customer service organization will assist Alliance Member with the completion of any non-standard Amendment to be attached to a Product Services Agreement. Price quotations to Alliance Member protected for a period of time as outlined in the Alliance Member Agreement will not cause a Product Services Agreement to be construed as non-standard under this Section. Should Tandem discover that Alliance Member has offered any terms, services, or configurations to Customer different from Tandem's standards, Alliance Member will make, or cause to be made, any necessary corrections to the Product Services Agreement with Customer.

      IN ANY EVENT, TANDEM WILL NOT BE OBLIGATED IN ANY WAY AS A RESULT OF UNAPPROVED DEVIATIONS IN TERMS, SERVICES, OR CONFIGURATION WITH CUSTOMER OR NON-STANDARD PRICING TO ALLIANCE MEMBER.

   D. Contract Administration. Alliance Member will promptly supply Tandem with copies of all Product Services Agreements executed by Customers and copies of all notices pertinent to Tandem and received or sent by Alliance Member under such Product Services Agreements.

3. MAINTENANCE CHARGES

   A. Published Charges. The charges for maintenance services charged to Alliance Member will be Tandem's standard maintenance charges as published from time to time by Tandem less any discount as stated in Section 6, Payment, below. Tandem's currently published maintenance charges are found in the current version of Tandem's Product & Price Guide.

   B. Price Changes. Tandem agrees that it will provide Alliance Member with 120 days prior written notice of any changes in Hardware maintenance charges.

4. ALLIANCE MEMBER'S RESPONSIBILITIES

   A. Initial Point of Contact. Alliance Member will be Customers' initial point of contact for supporting all Hardware being maintained pursuant to a Product Services Agreement with the service coverage elected by such Customers and agreed to by Alliance Member. Initial point of contact support will include all obligations of Alliance Member pursuant to
      Section 9 of the Alliance Member Agreement.

      Alliance Member will take all service requests from Customers is to distinguish software problems from hardware problems. Once categorized, all software application problems will be resolved by Alliance Member and all System-level software will be resolved by Alliance Member and Tandem in accordance with the Alliance Member Agreement. Hardware problems will be resolved by Tandem.

   B. Parts For Non-Tandem Equipment. If Tandem agrees to provide maintenance services on non-Tandem equipment, Alliance Member will be responsible for providing Tandem with all replacement parts required by Tandem to perform said maintenance. All non-Tandem replaced parts will become the property of Alliance Member.

   C. Collections and Billing. Alliance Member will bill and will be responsible for all collections from Customers. Alliance Member will pay Tandem for the Hardware maintenance services provided to Customers, regardless of Alliance Member's ability to collect such charges from Customers. All risk of non-collection will be the responsibility of Alliance Member.

   D. Service Marketing. Alliance Member will be responsible for training its personnel in the marketing of maintenance services, so that Alliance Member's personnel can explain the services and ensure that a Product Services Agreement is properly signed. Tandem will participate in the marketing of Product Services Agreements only in those cases where a non-standard support plan requires Tandem's expertise.

   E. Central Administrator. Alliance Member will assign a central administrator to act as the focal point for all issues that cannot be resolved at a lower level. Such administrator will have primary responsibility to ensure the effective coordination of the Hardware maintenance services.

5. TANDEM'S RESPONSIBILITIES

   A. Provision of Maintenance Services. Exhibit 1 to this Agreement is a sample of Tandem's current Product Services Agreement and Tandem's Service Plan Order Form. It may, from time to time, be modified by Tandem. Tandem will provide Alliance Member with at least 90 days notice of such modification. Such modifications are deemed to be included herewith in references to
      Exhibit 1.

      Subject to the limitations set forth in Exhibit 1, Tandem will provide all Hardware maintenance services described therein.

      Corrective maintenance requested by Customer will be provided by Tandem upon telephonic request by Alliance Member. Alliance Member will contact Tandem after initial determination has been made by Alliance Member that Tandem services are required to satisfy Alliance Member's obligations under the Product Services Agreement.

      In the event that Customer's System is down during non-standard coverage hours as specified by the Product Services Agreement and Service Plan Order Form, Tandem may provide corrective maintenance at the Alliance Member's request through the Tandem NonStop Support Center, on a time-and-materials basis.

      Tandem will schedule required preventive maintenance with Customer and will ensure that Alliance Member's technical support specialists are informed of the schedule. In addition, Tandem will promptly notify Alliance Member of maintenance issues if the Tandem NonStop Support Center is contacted automatically by the Hardware.

      Tandem will supply Customers with replacement parts in accordance with Alliance Member's Product Services Agreement with such Customers. Alliance Member will designate, in the Product Services Agreement, that all replaced parts will become the property of Tandem upon the exchange of such replaced parts with new, replaced, or exchanged parts.

      Tandem is responsible for furnishing replacement parts for Tandem equipment. Alliance Member is responsible for furnishing replacement parts for non-Tandem equipment as detailed in Section 4B above.

   B. Marketing and Contract Support Resources. Tandem will provide Alliance Member with some necessary sales tools, documentation and consultation so Alliance Member is equipped to market Hardware maintenance services and execute standard Product Services Agreements and Service Plan Order Forms with Customers.

      When approval of non-standard contracts is required from Tandem, Tandem will respond within a reasonable period of time, once all relevant information has been received by Tandem.

6. PAYMENT

   A. Contract Services. For up to $XXXXXX per year in maintenance revenue at list maintenance prices, Alliance Member will be entitled to a XX% discount off the Tandem Basic Monthly Maintenance Charges ("BMMC") for the Hardware and non-Tandem hardware covered under the Product Services Agreements.

      Tandem will review annually any discount to be provided to Alliance Member for Hardware maintenance services. At each annual review, if Alliance Member has produced over $XXXXXX in maintenance revenue at list maintenance prices, the discount will increase to XX% off the BMMC for that year for all hardware.

   B. Special Discounts. Discounts that Tandem offers to its commercial customers for such options as multiple-year contracts will be passed onto Alliance Member.

   C. Time-and-Materials Charges. Alliance Member will also pay Tandem 100% of all of Tandem's time-and-materials charges as well as any other charges that are in addition to the BMMC for services delivered by Tandem under any Product Services Agreements or otherwise as specified in Section 5, regardless of Alliance Member's ability to collect such charges from Customers.

   D. Invoices. Tandem will deliver to Alliance Member monthly, in advance, an invoice totaling all applicable BMMCs for each Product Services Agreement supplied by Alliance Member to Tandem pursuant to Section 2 hereof. Invoices for time-and-materials services will be rendered after completion of service.

      Invoices will be mailed to the address set forth in the first paragraph hereof for all services provided under this Agreement, or such other address as Alliance Member may provide to Tandem in writing. All such invoices will be due and payable 45 days after the date of such invoice.

7. CUSTOMER OPTIONS

   If Alliance Member, under its Alliance Member Agreement, has made a sale of an Application Computer System to a Customer already owning or leasing Tandem hardware, such Customer has the option to obtain its maintenance services on such hardware through a Product Services Agreement executed by Alliance Member and Customer.

   Alternatively, the Customer may choose to have all of its Tandem computer equipment maintained by Tandem, including those sold by Alliance Member, by executing a Product Services Agreement directly with Tandem.

8. CROSS-DEFAULT

   A default under the Alliance Member Agreement will be a default hereunder and a default hereunder will be a default under the Alliance Member Agreement. Under this Schedule, the following will be the events of default:

   A. If Alliance Member fails to pay any invoice for services rendered within the time period allowed, reasonable disputations excepted;

   B. If Alliance Member breaches any of its obligations under this Schedule and fails to remedy such breach to the satisfaction of Tandem within 30 calendar days after Tandem notifies Alliance Member in writing of said breach.

   C. If Alliance Member ceases to conduct business in the normal course, becomes insolvent or bankrupt, enters into suspension of payments or moratorium, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of debtors.

9. TERM

   This Schedule will commence upon the date first written above and will continue as long as the Alliance Member Agreement is in effect.

10. AVAILABILITY OF REPLACEMENT PARTS

   Tandem warrants the availability of replacement parts for Tandem Hardware for 3 years following the date of shipment of each Hardware product. Replacement parts may, at Tandem's option, include improved or modified parts. Parts may be newly manufactured, remanufactured, or used.

11. ENTIRE AGREEMENT

   This Agreement constitutes the entire agreement between Tandem and Alliance Member for the maintenance of Customer Hardware. There are no other agreements or understandings, oral or written, relating to such maintenance services by which the parties intend to be bound in connection with the Hardware.

                                                                Page 8 0f 16

                                    Exhibit 1             Agreement No.
                                                                        ------
                         TANDEM COMPUTERS INCORPORATED
                              19191 VALLCO PARKWAY
                          CUPERTINO, CALIFORNIA 95014

                           PRODUCT SERVICES AGREEMENT

Name                                                                ("Customer")
     ---------------------------------------------------------------
Address

City                                              State        Zip
     --------------------------------------------       ------     -------------

hereby contracts for and TANDEM COMPUTERS INCORPORATED ("Tandem"), by its acceptance and execution hereof, agrees to furnish hardware maintenance and/or software support services for performance in the United States of America, in accordance with the terms and conditions of this Agreement.

1. GENERAL TERMS AND CONDITIONS

1.1   DEFINITIONS

a. "Basic Monthly Maintenance Charge" or BMMC means the charge specified by Tandem for Service of a Hardware product.

b. "Confidential Information" means the confidential and proprietary data or information developed or acquired by either party and marked or clearly designated in writing.

c. "Critical Defect." A defect is considered to be critical when Customer's application is down or is at high risk, business functions cannot be conducted, or Customer is experiencing continual failures or data corruption as a result of the defect.

d. "Current Software" means any Software (excluding Software Tools) which is contained in a Release for which Tandem has not provided Customer notification of Service termination or for which the period of time specified in such notification has not expired.

e. "Hardware" means any item(s) of computer and related equipment for which Service is provided by Tandem under this Agreement.

f. "Monthly Service Charge" or MSC means the charge specified by Tandem for Service of Software.

g. "Release" means a collection of Software product versions which is packaged into a single entity and, as such, is made available by Tandem periodically to its customers. A Release includes any enhancements or other changes made by Tandem to those Software products. A Release may contain patches and bypasses previously furnished to some customers.

h. "Service(s)" means Hardware maintenance and/or Software support service provided by Tandem under this Agreement.

i. "Service Plan" means an optional Service plan offered by Tandem and selected by Customer for specific Tandem products on a Service Plan Order Form.

j. "Software" means any item(s) of software for which Service is provided by Tandem under this Agreement.

k. "Software Tool" means any item(s) of Software, developed or provided by Tandem and used to standardize or simplify routines or functions, enhance productivity, or assist in the maintenance of any product. Software Tools may include metrics, routines, diagnostics, templates or other devices.

l. "Supported Product(s)" means any item of Hardware or Software for which Service is provided by Tandem under this Agreement.

m. "System" means a collection of Hardware (excluding desktop and network products) that is designed to operate as a functional unit.

1.2  EFFECTIVE DATE, TERM

Customer will have the right to acquire Services under this Agreement for an initial term of 12 months and thereafter until this Agreement is terminated by either party upon 90 days prior written notice to the other party, unless sooner terminated as provided herein.

1.3 ORDERS, PRICES, PAYMENT TERMS, TAXES, AND TRANSPORTATION

a. Customer will order Service by submitting a Service Plan Order Form (example attached) referencing this Agreement number (an "Order"). Orders are subject to acceptance by Tandem.

b. Prices for Service will be as set forth in Tandem's Price Guide effective on the date of an Order, less any applicable discount. Additional zone charges will apply to desktop and network hardware located over 50 miles and Systems located over 100 miles from a Tandem Service location. Service charges will not increase for 12 months from the commencement date of such charges. Thereafter, Tandem may increase or decrease Service charges, upon 90 days prior written notice.

c. Invoices for Service and any applicable surcharges will be issued beginning on the Service commencement date specified in an Order and monthly in advance thereafter unless otherwise specified on an Order. Customer will pay all invoices, in full, within 30 days of the date of invoice.

d. Service furnished to Customer by Tandem which is beyond the scope of the Service Plan selected by Customer or is due to Customer's failure to fulfill its responsibilities under this Agreement will be invoiced to Customer on a time-and-materials basis in accordance with Tandem's standard rates.

e. All quoted prices are exclusive of taxes. Customer agrees to pay any tax, exclusive of any taxes based on Tandem's net income, resulting from this Agreement.

1.4  CONFIDENTIALITY

a. The receiving party will keep all Confidential Information in confidence and will not disclose any item of Confidential Information to any person other than its employees, agents or contractors who need to know the same in the performance of their duties. The receiving party will protect and maintain the confidentiality of all Confidential Information with the same degree of care as it employs to protect its own Confidential Information, but at least with a reasonable degree of care including requiring agents and contractors to sign a non-disclosure agreement. The receiving party will be liable to the disclosing party for any non-compliance by its agents or contractors to the same extent it would be liable for non-compliance by its employees.

b. Customer recognizes that each item of Software (i) is considered by Tandem to be a trade secret, (ii) is furnished by

Tandem to Customer in confidence, and (iii) contains proprietary and Confidential Information, and that, accordingly, such Software constitutes Confidential Information under this Section.

c. Confidential Information does not include any data or information which (i) was in the receiving party's lawful possession prior to the submission thereof by the disclosing party, (ii) is later lawfully obtained by the receiving party from a third party under no obligation of secrecy, (iii) is independently developed by the receiving party, or (iv) is, or later becomes, available to the public through no act or failure to act by the receiving party.

1.5  WARRANTY

a. Hardware will meet the then-current specifications published by Tandem for such Hardware provided that it has been continuously covered by Tandem Hardware maintenance Service or inspected and certified by Tandem as eligible for Service.

b. Service provided hereunder will be performed by qualified personnel in a workmanlike manner.

1.6  WARRANTY EXCLUSION

a. THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

b. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TANDEM AND ITS SUPPLIERS DO NOT WARRANT THAT NETWORK PRODUCTS WILL OPERATE IN ALL COMBINATIONS OF HARDWARE AND SOFTWARE WHICH MAY BE SELECTED FOR USE BY CUSTOMER OR THAT LICENSED PRODUCTS ARE ERROR-FREE OR THAT THEIR USE WILL BE UNINTERRUPTED.

1.7  LIMITATION OF REMEDIES AND LIABILITY

a. FOR ANY MATERIAL BREACH OF SERVICE BY TANDEM, CUSTOMER'S REMEDY AND TANDEM'S LIABILITY WILL BE LIMITED TO A REFUND OF THE RELATED SERVICE CHARGE PAID DURING THE PERIOD OF BREACH, UP TO A MAXIMUM OF 12 MONTHS.

b. THE REMEDIES IN THIS AGREEMENT ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES. IN NO EVENT WILL TANDEM OR ITS SUPPLIERS BE LIABLE TO CUSTOMER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING LOST PROFIT OR DATA.

1.8  TERMINATION FOR DEFAULT

Should either party fail to perform any of its obligations under this Agreement for a period of 30 days after receipt of written notice of such failure, the non-defaulting party will have the right to terminate this Agreement, or any Service hereunder that is the subject of such default, immediately upon delivery of written notice to the defaulting party of its election to do so. The foregoing rights of termination are in addition to any other rights and remedies that either party may have.

2. SERVICES

2.1  SERVICE PLANS

The Service Plans and options available for specific Products are described in a Service Plan Order Form.

2.2  CUSTOMER RESPONSIBILITIES

Customer will:

a. (i) Provide peripheral cabling including fiber optics, (ii) provide adequate workspace to enable Tandem to perform Services and space for continuous operation of any diagnostic Software Tools, and (iii) permit Tandem to remove Software Tools for any reason.

b. (i) Identify, document and report each problem with a Supported Product necessitating Service, (ii) supply Tandem with all documentation and assistance necessary to demonstrate and allow Tandem to diagnose the problem, and (iii) for Software problems, promptly install each solution to such problem provided by Tandem.

c. Undertake appropriate backup, removal and protection of any software programs, databases and removable storage media. At Tandem's request, Customer may be required to remove equipment, parts, accessories or attachments which are not maintained under this Agreement prior to Service by Tandem.

d. Designate an employee and an alternate who (i) will direct all requests for information and maintenance to the Tandem NonStop Support Center (TNSC), (ii) are familiar with and able to perform diagnostic tests for operation of the Supported Products, and (iii) will provide Tandem with assistance and information necessary to demonstrate, diagnose and correct malfunctions. Customer will be available during all Service actions.

e. Install and maintain a direct, dedicated telephone line that does not pass through a switch before connecting to the System enabling Tandem to access the System to perform diagnostic tests.

f. Maintain the environment of and operate each Supported Product according to instructions furnished by the manufacturer.

g. Notify Tandem in writing at least 30 days before moving any Supported Product or undertaking any reconfiguration of the Hardware.

2.3  SOFTWARE

a. Tandem will provide error correction and maintenance Service on Current Software pursuant to the Software Service Plan selected by Customer at the applicable charges for the Software referenced on an Order.

b. All Software (i) on a System, (ii) on all Systems at a Site, or (iii) on all Systems electronically networked together must be under the same Service Plan.

c. User documentation and related materials for use in connection with Current Software will be provided by Tandem under a Service Plan, if applicable, or may be acquired by Customer at Tandem's then-current charge. In either event, user documentation and related materials become part of the Software.

d. Software Tools are provided "as is". Tandem may provide limited support of Software Tools on an as-available basis.

2.4  SERVICE PLAN TERM AND CANCELLATION

a. Except as set forth herein, Service will commence on the date specified in an Order. Unless specifically excluded in writing by Customer, any Tandem product sold or licensed to Customer by Tandem or Tandem's authorized resellers that is added to a System or group of Systems networked together for which Tandem is providing Service hereunder, will automatically become a Supported Product under the applicable Service Plan then in effect for the remainder of the term. The service charges for such additional Supported Products will begin on the date that any applicable warranty period expires or on the date of installation if no warranty applies.

b. Service will continue (i) for 12 months from the Service effective date, (ii) for 24 months if Customer selects a Premier24 or Flex12 Service Plan with the EnhancePlan feature, or (iii) for the term selected by Customer in accordance with 2.4.c below (the "Minimum Term").

c. Customer may elect to receive a term discount on applicable service charges in consideration for committing to have Hardware and/or Software maintained under this Agreement for a specified minimum term. Supported Products receiving a term discount are subject to a cancellation charge of up to 6 times the monthly service charge applicable to the canceled Supported Product if the cumulative effect of the cancellation reduces the total service charges due for all Supported Products during any 12 month period by more than 10% of the total service charges paid for the preceding 12 month period. Cancellation charges will not apply if cancellation is due to an upgrade of the Tandem products or if Customer is discontinuing the line of business for which the Tandem products are used.

d. After the Minimum Term (i) Tandem may, upon 90 days prior written notice, amend or modify a Service Plan effective on the date stated in such notice, and
(ii) Customer or Tandem may, upon 60 days prior written notice, terminate Service. Customer's obligation to pay further applicable Service charges will cease with respect to any or all Supported Products on date of termination. Hardware Service options described in the Service Plan Order Form may be terminated by Tandem or Customer upon 30 days prior written notice.

2.5  PRODUCT ELIGIBILITY

If Tandem determines that any product not currently maintained by Tandem is ineligible for Service, Customer may request that Tandem upgrade or repair such item to an acceptable condition at Tandem's time-and-materials rates, or Customer may take other corrective actions satisfactory to Tandem.

2.6  SERVICE LIMITATION

a. Tandem's Service obligations hereunder will not apply to any Supported Product if adjustment, repair, or parts replacement is required because of (i) accident, neglect, misuse, failure of electric power, failure of Customer to provide appropriate environmental conditions, relocation of hardware, or causes other than ordinary use, (ii) repair or alteration, or attempted repair or alteration, of any Supported Product by Customer or others, (iii) failure caused by a product for which Tandem is not responsible, (iv) Customer's connection of another machine or device to Hardware which makes Service impractical or which has caused damage to such Hardware, or (v) damage or destruction caused by natural or man-made acts or disasters.

b. Services do not include cosmetic repairs, refurbishment, furnishing consumables, supplies or accessories, making accessory changes, or attaching additional devices.

c. Tandem will not be required to provide Service for any item of Hardware on which neither the current nor the immediately preceding release of Software has been installed.

3. MISCELLANEOUS

3.1  FORCE MAJEURE

Except for Customer's obligation to make payments hereunder, a party is not liable for non-performance of this Agreement if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice and makes all reasonable efforts to perform.

3.2  ASSIGNMENT; RIGHT TO SUBCONTRACT

Neither party may assign this Agreement or any of its rights or obligations without prior written consent from the other party, except that Tandem may assign its rights to payment. In addition, Tandem may use subcontractors to perform Services hereunder.

3.3  ESCALATION

Each party agrees that any dispute between the parties relating to this Agreement will first be submitted in writing to a designated senior executive of both Tandem and Customer who will meet and confer in an effort to resolve such dispute. Any decisions of the executives will be final and binding on the parties. In the event the executives are unable to resolve any dispute within 30 days after submission to them, either party may refer any dispute to a court of final jurisdiction or, if both parties agree, to arbitration.

3.4  RELATIONSHIP OF THE PARTIES

The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, or master/servant relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

3.5  NOTICES

Any notice required to be given under this Agreement must be given in writing and will be effective on receipt when delivered to the party at the address stated on the first page of this Agreement, or to such other address as such party may designate by written notice in accordance with the provisions of this Section.

If to Tandem:  Attn.: Contracts Manager, Americas Division

If to Customer: Signatory to this Agreement or as otherwise designated by Customer in writing.

3.6 ENTIRE AGREEMENT; GOVERNING LAW; MISCELLANEOUS

a. This Agreement is the parties' entire agreement relating to Services provided hereunder. It supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter and prevails over any conflicting or additional terms of any quote, Order, acknowledgment or similar communications between the parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

b. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, excluding conflict of law rules and principles.

c. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver, nor create an expectation of non-enforcement of that or any other provision or right.

3.7  SURVIVAL

The terms and limitations, exclusions, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performance and termination of this Agreement, including without limitation the confidentiality provisions and the making of any and all payments due hereunder.

IN ACCORDANCE WITH SECTION 2.4 HEREIN, CUSTOMER HEREBY ELECTS A MINIMUM TERM FOR SERVICE AS FOLLOWS:

     HARDWARE:   3 YEAR _______ OR 5 YEAR _______ TERM  DISCOUNT: _______%

     SOFTWARE: 3 YEAR _______ OR 5 YEAR _______ TERM  DISCOUNT: _______%

CUSTOMER HAS READ THIS AGREEMENT AND AGREES TO BE BOUND THEREBY.

Agreed to:                            Accepted by:


-----------------------------------   TANDEM COMPUTERS INCORPORATED
            (Customer)

By                                    By
  ---------------------------------     ----------------------------------


  ---------------------------------     ----------------------------------
            (Print Name)                            (Print Name)

Title                                 Title
     ------------------------------        -------------------------------

Date                                  Effective Date
     ------------------------------                 ----------------------

@Tandem
                 SERVICE PLAN ORDER FORM FOR HIMALAYA K SERIES

                                                   Agreement No.
                                                                ----------
Customer Name:                                     Tandem Quote No.
              ----------------------------------                   -------
                                                   Customer P.O. No.
                                                                    ------
Customer agrees to obtain and Tandem agrees to provide Service for Products at the charges indicated on the attached quotation or purchase order under the Service Plan selected herein, in accordance with the terms and conditions of the above Agreement and the selected Service Plans and Options.

 NOTE: Not all Service Plans and Options are available for all Products or at all locations.

TANDEM SYSTEM NUMBER(S):  #            #   #          #   #
                           ------------ .   ---------- .   ------------

SOFTWARE SERVICE PLAN SELECTION:
-------------------------------

   BASIC PLANS:                    WARRANTY ENHANCEMENT: Yes  /  No (Circle One)

   _____ SELF SUPPORT              SERVICE COMMENCEMENT DATE:
   _____ SUPPORT CENTER ASSISTANCE _____ Date of Installation
   _____ CUSTOM AVAILABILITY       _____ Date of Warranty Expiration
                                   _____ Other _____/_____/_____

   OPTIONS: (available with Support Center Assistance only unless otherwise indicated)

   _____ MULTIPLE SYSTEM SUPPORT:
         Primary System(s):  #______________  #______________  #______________

   #______________

   _____ CRITICAL PROBLEM SUPPORT FOR WORKSTATION SOFTWARE (also available on Integrity Workstations under Self Support.)

HARDWARE SERVICE PLAN SELECTION:
-------------------------------

  BASIC PLANS:                                WARRANTY ENHANCEMENT:  Yes  /  No
                                                                    (Circle One)
   ______ PREMIER24: Price Cap ______ %       SERVICE COMMENCEMENT DATE:
   ______ FLEX12: ______ a.m. to ______ p.m.  _____ Date of Installation
   ______ BASE9                               _____ Date of Warranty Expiration
                                              _____ Other _____/_____/_____

  OPTIONS:

   ______ ACCELERATED RESPONSE: 2 hr. ___     _____ NO FAULT
                                4 hr. ---
   ______ BASE9 W/COOPERATIVE SERVICE         _____ OFF-HOURS PM/FCO
   ______ BUSINESS RECOVERY TOOL              _____ READY REVIEW
   ______ ENHANCEPLAN                         _____ REMOTE BYPASS
   ______ FLEX9 ____ a.m. to ____ p.m.        _____ TANDEM EXPRESS
   ______ OTHER (detail)_______________________________________________________

   PERIODIC SERVICE:                          EXTENDED COVERAGE:
   Schedule:                                  _____ hours per day  ______ a.m.
            -----------------------                             to ______ p.m.
                                              _____ Mon. thru Fri. _____  Sat.
                                                                   _____  Sun.

SERVICES AGREED TO BY:                     TITLE:
                      ------------------         ----------------------------
NAME (Please print):                       DATE:
                      ------------------         ----------------------------
-----------------------------------------------------------------------------
TANDEM INTERNAL USE ONLY:

Customer #               Discounts:   Site @       %   Volume @          %
          --------------                    -------            ---------
Term:   3   /   5 years @            %
                         -----------
Account Support Team (Sales and Service):
                                         ------------------------------------

                            SOFTWARE SERVICE PLANS

GENERAL PROVISIONS:

At any time during the Warranty Period of any Licensed Product, warranty Service can be enhanced to the level of a Service Plan at the charges indicated in Tandem's Price Guide. Corrective Service will be furnished via the Tandem NonStop Support Center ("TNSC") and will include action to verify the existence of a defect, determine the severity or impact of the defect, and determine conditions under which the defect may recur. During such verification, Tandem may request further information about the defect from Customer. After such information is provided to enable Tandem to duplicate or verify the defect, Tandem will, at its option:

 1. for a Critical Defect (as defined in the Agreement), commence action within the work-shift hours specified in the selected Service Plan using commercially reasonable efforts to provide a temporary solution of or workaround to the defect; or

 2. for a non-critical defect, commence action within the work-shift hours specified in the selected Service Plan to provide either the action set forth in 1. above or a statement that the defect will be corrected in a future Release; or

 3. provide a statement that the Licensed Product operates as described in Tandem's current user documentation or that the defect arises when such Product is used other than in a manner for which it was designed.

Prior to contacting Tandem for corrective Service for non-critical defects, Customer is responsible for researching the Tandem database to determine if there is an interim product modification ("IPM") that will address the problem.

Software media, Releases and updates to Releases, and documentation and updates to documentation via CD are provided with each Service Plan.

SELF SUPPORT PLAN
-----------------

For a Critical Defect, Customer may request corrective Service via electronic mail or fax to the TNSC between the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, excluding national holidays. Except for workstation Software, Tandem will commence action within 2 work-shift hours and provide on-site assistance when deemed necessary by Tandem.

For a non-critical defect or any defect in workstation Software, Customer may request Service via electronic mail to the TNSC between the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, excluding national holidays. Tandem will commence action within 4 work-shift hours or within 8 work-shift hours for workstation Software.

Problem support on a time and expense basis is not available under the Self Support Plan.

SUPPORT CENTER ASSISTANCE PLAN  includes usage problem support through the TNSC
------------------------------
and:

For a Critical Defect, Customer may request corrective Service via phone or fax to the TNSC 24 hours a day, 7 days a week, excluding national holidays. Except for workstation Software, Tandem will generally commence action during the initial contact and provide on-site assistance when deemed necessary by Tandem.

For a non-critical defect or any defect in workstation Software, Customer may request Service via phone to the TNSC between the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, excluding national holidays. Tandem will generally commence action during the initial contact or within 4 work-shift hours for workstation Software.

A service planning meeting will be provided at least once annually between Tandem and Customer to discuss the current Service Plans and Customer's future requirements.

CUSTOM AVAILABILITY PLAN  provides a guaranteed limit on unscheduled outages,
------------------------
subject to a separate Custom Availability Attachment.

MULTIPLE SYSTEMS SUPPORT OPTION (AVAILABLE ONLY IF SUPPORT CENTER ASSISTANCE PLAN IS SELECTED) is designed for Customers with more than one System. "Multiple System" means a System for which the Customer elects to receive support through a Primary System. "Primary System" means each System that is not a Multiple System. Customer must identify each Primary System and its corresponding Multiple Systems.

Multiple Systems Support will be provided under the following conditions:

 . The Primary System must be approved by Tandem per current policy and supported under Support Center Assistance;

 .  All Licensed Products on a Multiple System(s) must be licensed on the Primary
   System;

 .  Service on a Multiple System will be furnished through the identified Primary
   System;

 .  The Customer will reproduce on the identified Primary System any Multiple
   System problem requiring support;

 . Customer's key contact for a Primary System will be responsible for working all problems with Tandem;

 . Tandem will provide Releases and Release updates to a Primary System only, and Customer will distribute such Releases and Release updates to each designated Multiple System; and

 . Service requested directly on a Multiple System will be provided at Tandem's published time and expense rates.

Tandem retains the right to refuse to provide Multiple System Support in cases where the above conditions are not met.

                       HARDWARE SERVICE PLANS AND OPTIONS

GENERAL PROVISIONS:

At any time during the Warranty Period of an item of Hardware, warranty Service can be enhanced to the level of any Service Plan at the charges indicated in Tandem's Price Guide. If Customer requests corrective Service and Tandem determines that the malfunction is not related to an item of Maintained Hardware, Tandem may charge Customer for Service on a time and expenses basis. Under all Hardware Service Plans, Tandem will:

 . Provide corrective or scheduled preventive Service during the Principal Period of Maintenance ("PPM") specified in the Plan.

 . Log all Service requests and furnish telephone and/or on-line diagnostic services from the Tandem NonStop Support Center ("TNSC") 24 hours per day, 7 days per week.

 . Unless Customer is receiving Cooperative Service, furnish all labor, parts, materials, and on-site Service during the PPM as necessary to keep Maintained Hardware operating substantially in accordance with applicable published specifications. Replacement parts will be new or equivalent of new in performance and replaced parts become the property of Tandem.

 . Install any mandatory field change order required for the safety or proper operation of Maintained Hardware except that, under Cooperative Service, the parts necessary for a mandatory field change order will be provided to Customer for installation.

 . Provide an annual (i) equipment inventory of Maintained Hardware, and (ii) planning meeting to discuss the current Service Plans and Customer's future requirements.

PREMIER24 PLAN  Under the Premier24 Plan, the PPM is 24 hours per day, 7 days
--------------
per week. Tandem will provide coverage on national holidays for corrective Service only. For Systems located within 50 miles of a Tandem service location, Tandem will schedule a Support Engineer ("SE") for arrival on Site within 2 hours, as needed. For Network Products and desktop hardware located within 50 miles of a Tandem service location, Tandem will schedule an SE for arrival on Site within 4 hours, as needed. The Premier24 Plan includes the following features at no additional charge:

CALL RESERVE provides up to 3 hardware related Service calls per System per
------------
contract year, for up to 4 hours each, to be used at the Customer's discretion. Certain custom services such as T-Site and T-Move are excluded. The Service calls may be used consecutively for longer on-site assistance.

ENHANCEPLAN is an optional feature available only with a 24-month initial term
-----------
that enhances the standard warranty Service on applicable Maintained Hardware, except desktop hardware and Network Products, to the Service Plan that will apply to such hardware after the Warranty Period expires.

NO FAULT extends Service for repair of damage to hardware for certain causes
--------
other than ordinary use of the hardware such as: Customer spilling substances or objects in or onto hardware; Customer operational error; Customer errors in hardware configuration; Customer improperly attaching or using non-Tandem-supplied equipment or parts; interruption of communication lines; or fluctuations or failure of electrical current except where the fluctuation or failure is caused by lightning or other natural causes. This feature may be canceled by either party upon 30 days prior written notice.

PRICE CAP limits any increase in the total list Basic Monthly Maintenance Charge
---------
("BMMC") for a System to not more than a predetermined annual percentage following the initial 12 month term. The applicable percentage for the first 12 month term is designated herein and may be adjusted by Tandem after each 12 month term.

READY REVIEW provides Tandem's "Guide to Business Recovery Planning" and annual
------------
consultation with Customer to discuss disaster preparedness.

TANDEM EXPRESS is an optional feature which provides access to databases for
--------------
support, marketing, Alliance and education information from a compact disc or remotely from an online server.

FLEX12 PLAN  Under the Flex12 Plan, the PPM is 12 continuous hours per day as
-----------
selected by Customer between 6:00 a.m. and 9:00 p.m., local time, Monday through Friday, excluding national holidays. At Customer request, Tandem will work through a critical problem after PPM at no additional charge. Within 50 miles of a Tandem Service location, Tandem will schedule an SE for arrival on Site within 4 PPM hours, as needed, for Systems and within 8 PPM hours, as needed, for desktop hardware. The Flex12 Plan also includes Comprehensive Business Recovery Tool, EnhancePlan and Tandem Express (as described under Premier24 Plan above).

BASE9 PLAN  Under the Base9 Plan, the PPM is from 8:00 a.m. to 5:00 p.m., local
----------
time, Monday through Friday, excluding national holidays. For hardware located within 50 miles of a Tandem service location, Tandem will schedule an SE for arrival on Site within 8 PPM hours, as needed.

SERVICE OPTIONS stated below may be purchased separately if not included in the selected Plan:

ACCELERATED RESPONSE provides arrival on Site within 2 PPM hours for Network
--------------------
Products under the Premier24 Plan, within 2 PPM hours for the Flex12 Plan and within 4 PPM hours for the Base9 Plan. Desktop hardware is excluded unless otherwise specified.

COOPERATIVE SERVICE requires Customer to contact the TNSC via phone or system-
-------------------
to-system link for assistance in problem diagnosis. Tandem specialists will guide Customer's focal point in problem diagnosis and, when necessary, ship replacement parts, priority delivery, for Customer replacement. Customer is responsible for (i) packaging hardware and parts to avoid damage in transit by using the same packaging material in which the replacement unit was received by Customer, (ii) shipping replaced hardware and parts to Tandem within 72 hours of receipt of the replacement unit or part; and (iii) paying the return shipping charge to Tandem's designated return facility and bearing the risk of loss until the hardware or parts are received by Tandem. If Tandem does not receive the replaced hardware and parts within 72 hours of receipt of the replacement unit or part, Customer agrees to pay the then current list price for the hardware or parts.

EXTENDED COVERAGE extends the PPM to any time periods currently offered by Tandem.

FLEX9 provides alternate PPM coverage for Base9 Plan customers beginning between 6 a.m. and 9 a.m..

HOLIDAY COVERAGE provides Service coverage during the PPM on all national holidays.

NO FAULT OR READY REVIEW as described under the Premier24 Plan.

OFF HOURS PM/FCO provides preventive Service and mandatory FCO installations outside the PPM at a mutually agreed upon time excluding national holidays.

PERIODIC SERVICE provides a fixed schedule for Service based on the number of units covered. The SE will repair units at a central site designated by Customer rather than during the response time provided under the Service Plan.

REMOTE BYPASS provides that Tandem will dispatch an SE upon receipt of Customer's Service request at the TNSC without first diagnosing the problem. This option is not available for desktop hardware.